UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

CompuCredit Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code:770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2010, CompuCredit Holdings Corporation entered into a Consulting Agreement with Krishnakumar Srinivasan.  Pursuant to this Consulting Agreement, Mr. Srinivasan separated from service as a full-time employee and became a consultant to CompuCredit.  In return for entering into the Consulting Agreement, CompuCredit will pay Mr. Srinivasan (i) a lump sum payment of $2.20 million to replace certain equity awards that Mr. Srinivasan previously received and might have received under his employment agreement and (ii) an additional $1.07 million, payable in installments, to replace the severance Mr. Srinivasan might have received under his employment agreement.  Mr. Srinivasan also will be eligible to receive health insurance benefits until December 31, 2011.

The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement, dated April 5, 2010, between CompuCredit Holdings Corporation and Krishnakumar Srinivasan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT HOLDINGS CORPORATION

Dated: April 7, 2010	By:	/s/Richard R. House, Jr.
	Name:	Richard R. House, Jr.
	Title:	President

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EXHIBIT INDEX
Form 8-K
April 7, 2010

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Consulting Agreement, dated April 5, 2010, between CompuCredit Holdings Corporation and Krishnakumar Srinivasan.	X